                                                           Exhibit No. EX-99.h.3

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

                                January 12, 2006

Delaware Group Equity IV Funds
2005 Market Street
Philadelphia, PA 19103

            Re:      Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the  "Advisor")  agrees that in order to improve the performance of certain  portfolios in Delaware  Group Equity IV Funds,  which is comprised  of the Delaware  Growth  Opportunities  Fund and  Delaware  Large Cap
Growth Fund (each a "Fund"),  the Advisor  shall,  from February 1, 2006 through
January 31, 2007, waive all or a portion of its investment  advisory fees and/or
reimburse  expenses  (excluding  any  12b-1  plan  expenses,   taxes,  interest,
brokerage  fees,  certain  insurance  costs and  extraordinary  expenses)  in an aggregate  amount  equal to the  amount by which  each  Fund's  total  operating expenses (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees, certain insurance costs and extraordinary  expenses) exceeds the following total operating  expense ratios (excluding any 12b-1 plan expenses,  taxes,  interest, brokerage fees, certain insurance costs and extraordinary expenses):

            Delaware Growth Opportunities Fund                       N/A
            Delaware Large Cap Growth Fund                          0.75%

     The Advisor acknowledges that it (1) shall not be entitled to collect on or make a claim for  waived  fees at any time in the  future,  and (2) shall not be entitled to collect on or make a claim for reimbursed  Fund expenses at any time in the future.

          Delaware Management Company, a series of
          Delaware Management Business Trust

           By: /s/Richard Salus
                 Name: Richard Salus
                 Title: Senior Vice President/Controller/Treasurer/
                        Financial Operations Principal
                 Date: January 12, 2006

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE GROUP EQUITY IV FUNDS

By: /s/Michael Bishof
      Name: Michael Bishof
      Title: Senior Vice President/Chief Financial Officer
      Date: January 12, 2006